Exhibit 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

Contact:                   Brent L. Peters
Telephone Number:          610-965-5959
E-Mail:                    blpeters@eastpennbank.com
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          EAST PENN FINANCIAL CORPORATION ANNOUNCES CORPORATE OFFICERS

(June 29, 2004)-Emmaus, PA-East Penn Financial Corporation (NasdaqSC: EPEN) announced the election of the following officers at the Annual Reorganization Meeting of the Board of Directors.

               Chairman of the Board              Forrest A. Rohrbach
               Vice Chairman                      Donald S. Young, Esquire
               President/CEO                      Brent L. Peters
               Vice President                     John Hayes
               Secretary                          Bruce M. Keil
               Vice President                     Debra K. Peters
               Treasurer                          Theresa M. Wasko

East Penn Financial Corporation, which was formed July 2003, is a $350.6 million bank holding company and is the parent of East Penn Bank, a locally owned community bank that serves the Lehigh Valley with 7 branch locations. Additional information about East Penn Financial Corporation is available on its website at www.eastpennbank.com.
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This press  release may  contain  forward-looking  statements  as defined by the
Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the bank's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in East Penn Financial Corporation's filings with the Securities and Exchange Commission.